UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Form 8-K - Date of Report (Date of earliest event reported): September 5, 2018 (September 4, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously reported in the current report of the Company on Form 8-K that was filed with the Securities and Exchange Commission on July 12, 2018, on July 10, 2018, Aerkomm Inc. (the “Company”) and its newly formed, wholly-owned subsidiary, Aerkomm Taiwan Inc. (the “Aerkomm Taiwan”), entered into a certain Real Estate Sales Contract (the “Definitive Agreement”) with Tsai Ming-Yin (the “Seller”) pursuant to which the Company, Aerkomm Taiwan and the Seller agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land (the “Parcel”) located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan (the “Acquisition”). The Parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by the Company and Aerkomm Taiwan to build the Company’s first satellite ground station and data center. The purchase price for the Parcel (the “Purchase Price”), which is expressed in New Taiwan Dollars in the Definitive Agreement, is NT$1,056,297,507.

As previously disclosed, pursuant to the terms of the Definitive Agreement, payments by the Company to the Seller have been made from the net proceeds of the Company’s ongoing public offering (effective registration statement on Form S-1 on file with the Securities and Exchange Commission - SEC File No. 333-222208, the “Offering”). The Company and the Seller acknowledged that the balance of payments against the Purchase Price was expected to be made from the net proceeds of additional closings of the Offering and that if the Company was not able to raise sufficient additional funds in the Offering to pay the balance of the Purchase Price prior to July 31, 2018 (the “Payment Deadline”), the Company could notify the Seller of this fact and cancel the Definitive Agreement. In such case, the full amount paid by the Company to the Seller would be returned to the Company, without interest, in cash or in an equivalent amount of securities (the “Securities”) if the Seller were not to have sufficient cash on hand to return the payments in full in cash.

On July 30, 2018, the parties to the Definitive Agreement entered into Amendment No. 1 to the Definitive Agreement (the “Amendment No. 1”) to, among other things, (i) fix the exchange rate between the U.S. Dollar and the New Taiwan Dollar, to determine the exact U.S. Dollar amount that will be required to pay the full Purchase Price, which is denominated in New Taiwan Dollars, (ii) extend the Payment Deadline from July 31, 2018 to September 4, 2018, (iii) extend the Seller’s right to cancel the Definitive Agreement from August 31, 2018 to October 4, 2018, (iv) extend the Company’s right to cancel the Definitive Agreement from July 31, 2018 until September 4, 2018, and (v) to clarify the type of Securities that can be delivered to the Company if the Definitive Agreement is cancelled by either party and the Seller does not have sufficient cash to return the amount previously deposited by the Company with the Seller in cash. Such Securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter (“OTC”) market or a foreign equivalent.

Amendment to Definitive Agreement

Pursuant to the terms of the Definitive Agreement and the earlier binding memorandum of understanding relating to the Acquisition that was entered into on May 1, 2018, the Company has the right to make deposit payments to the Seller towards the Purchase Price in U.S. Dollars. To date, the Company has deposited with the Seller cash totaling US$33.85 million.

On September 4, 2018, the parties to the Definitive Agreement entered into Amendment No. 2 to the Definitive Agreement (the “Amendment No. 2”) to further (i) extend the Payment Deadline from September 4, 2018 to November 4, 2018, (ii) extend the Seller’s right to cancel the Definitive Agreement from October 4, 2018 to December 4, 2018, (iii) extend the Company’s right to cancel the Definitive Agreement from September 4, 2018 until November 4, 2018.

The foregoing summary of the Amendment No. 2 to the Definitive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is attached to this Current Report on Form 8-K in Chinese and in English as Exhibits 10.1 and 10.2, respectively, which exhibits are incorporated by reference into Item 1.01.

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ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment dated September 4, 2018 to Real Estate Sales Contract dated July 10, 2018 by and between the Registrant and Tsai Ming-Yin (Official Chinese Version)
10.2	Amendment dated September 4, 2018 to Real Estate Sales Contract dated July 10, 2018 by and between the Registrant and Tsai Ming-Yin (Unofficial English Translation)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

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